Exhibit 10.5

AMENDMENT #5 TO
AGREEMENT AMONG THE ATTORNEY GENERAL OF THE STATE OF NEW YORK, THE SUPERINTENDENT OF INSURANCE OF THE STATE OF NEW YORK, THE ATTORNEY GENERAL OF THE STATE OF CONNECTICUT, THE ILLINOIS ATTORNEY GENERAL, THE DIRECTOR OF THE DIVISION OF INSURANCE, ILLINOIS DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION, AND AON CORPORATION AND ITS SUBSIDIARIES AND AFFILIATES (COLLECTIVELY “Aon”) DATED MARCH 4, 2005 (hereinafter, the “Settlement Agreement”)

WHEREAS, pursuant to paragraph 38 of the Settlement Agreement, the parties recognize that Aon has the right to request that the parties modify the Settlement Agreement if compliance with any aspect of the Settlement Agreement proves impracticable; and

WHEREAS, the parties have agreed to amend the Settlement Agreement to permit Aon to engage in certain business practices, consistent with the terms and conditions of the Settlement Agreement;

NOW THEREFORE, the parties hereby agree that the Settlement. Agreement shall be clarified and amended as follows:

1                                        Paragraph 8 of the Settlement Agreement is hereby amended, such that the first and second sentences shall be amended to read as follows:

“ln connection with its insurance brokerage, agency, producing, consulting and other services in placing, renewing, consulting on or servicing any insurance policy, Aon shall accept only: a specific fee to be paid by the client; a specific percentage commission on premium to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; a specific fee for service(s) to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; or a combination of fee and commission. Aon shall accept no such commissions or fees unless, before the binding of any such policy, or provision of any such service; (a) Aon in plain, unambiguous written language fully discloses such commissions or fees in either dollars or percentage amounts, and the specific nature of each service for which fees are to be received; and (b) the U.S. client consents in writing.”

2.                                       Paragraph 15 of the Settlement Agreement is hereby amended in its entirety to read as follows:

“15. Aon in placing, renewing, consulting on or servicing any insurance policy shall in writing: a) prior to binding, disclose to each client all quotes and indications sought and all quotes and indications received by Aon in connection with the coverage of the client’s risk with all terms, including but not limited to any Aon interest in or contractual agreements with any of the prospective insurers, and all Compensation to be received by Aon for each quote, in dollars if known at that time or as a percentage of premium if the dollar amount is not known at that time, from any insurer or third party in connection with the placement, renewal, consultation on or servicing of insurance for that client; b) provide disclosure to each client and obtain written consent in accordance with ¶ 8 of this Agreement for each client; and c) disclose to each client at the end of each year all Compensation received during the preceding year or contemplated to be received from any insurer’or third party in connection with the placement, renewal, consultation on or servicing of that client’s policy, provided that the Superintendent, the New York Attorney General, the Connecticut Attorney General, the Illinois Attorney General and the Director may modify or limit such annual disclosure requirements in order to reduce unreasonable administrative burden upon Aon. The parties agree that this Paragraph shall not apply to MGA Compensation.”

3.             Paragraph 24 of the Settlement Agreement is hereby amended in its entirety to read as follows:

“24. The Board of Directors of Aon Corporation shall file annual reports with the Superintendent, the Connecticut Department of Insurance and the Director on compliance with the standards of conducting regarding Compensation arrangements for five (5) years commencing in December 2005, which shall also include the amount of each form of Compensation received by Aon from each insurer with which it placed insurance during the preceding year, provided that the Superintendent and the Director may modify or limit such annual report requirements in order to reduce unreasonable administrative burden upon Ann.”

4.             This amendment may be executed in counterparts.

WHEREFORE, the following signatures are affixed hereto on this 22nd day of August, 2007.

ANDREW CUOMO	ERIC DINALLO

/s/	/s/ [ILLEGIBLE]
Attorney General of the	Superintendent of Insurance
State of New York	New York State Insurance Department
120 Broadway, 25th Floor	25 Beaver Street
New York, NY 10271	New York, NY 10004

RICHARD BLUMENTHAL	PEOPLE OF THE STATE OF ILLINOIS

/s/ Richard Blumenthal	/s/ Lisa Madigan
Attorney General of the	by:	Lisa Madigan
State of Connecticut		Attorney General of the
55 Elm Street		State of Illinois
Hartford, CT 06171-0120

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION OF THE STATE OF ILLINOIS;
DEAN MARTINEZ, SECRETARY

DIVISION OF INSURANCE	AON CORPORATION

/s/ Michael. T. McRaith	/s/ D. Cameron Findlay
Michael. T. McRaith	by:	D. Cameron Findlay
Director		Executive Vice President and
General Counsel